Exhibit 99.1

For more information:

Catalyst Bancorp, Inc.

Joe Zanco, President and CEO

(337) 948-3033

Lakeside Bancshares, Inc.

Roy Raftery, President and CEO

(337) 474-3766

For Immediate Release

Release Date: April 8, 2026

Catalyst Bancorp, Inc. Announces Agreement to Acquire Lakeside Bancshares, Inc.

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (“Catalyst”), the parent company for Catalyst Bank (www.catalystbank.com), and Lakeside Bancshares, Inc. (OTC Markets: “LKSB”) (“Lakeside”), the parent company for Lakeside Bank, announced today the signing of a definitive Agreement and Plan of Share Exchange and Merger (the "Merger Agreement") under which Catalyst will acquire Lakeside in an all-cash transaction. The Merger Agreement also provides that Lakeside will be merged with and into Catalyst, with Catalyst surviving, and that Lakeside Bank will be merged with and into Catalyst Bank, with Catalyst Bank surviving. Once the transaction closes, Lakeside’s shareholders (other than dissenting shares) will receive $19.58 per share in cash, or $41.1 million in aggregate, subject to adjustment under certain circumstances.

“Lakeside Bank has built a tremendous reputation across Southwest Louisiana,” said Joe Zanco, President and CEO of Catalyst Bank.  "Bringing our organizations together allows us to build on that strong foundation.  We look forward to working with the team at Lakeside to enhance our collective investment in growing the region’s economy.”

“This transaction more than doubles the size of our company,” continued Mr. Zanco, “and significantly enhances our earnings and future growth potential.  Our leadership team’s merger experience positions us to immediately play offense in adding customers in Southwest Louisiana.”

Lakeside operates four (4) branch locations in Calcasieu Parish. As of December 31, 2025, Lakeside had assets of $385.7 million, $236.3 million in loans and $287.5 million in deposits. Based on December 31, 2025 historical data, the combined company will have assets of approximately $627.3 million, $399.9 million in loans and $470.0 million in deposits.

“Our decision to join forces with Catalyst Bank comes from a place of strength and long-term vision,” said Roy Raftery, President and CEO of Lakeside Bank. “This partnership allows us to preserve the relationships and community focus that define our bank while gaining the scale, technology, and resources needed to serve our customers even better in the years ahead.”

The Merger Agreement was unanimously approved by the boards of directors of both companies. The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including regulatory approvals and Lakeside shareholder approval.

Catalyst anticipates the transaction will be over 180% accretive to earnings per share once cost savings are fully realized and accretive to tangible book value per share within 3 years of closing. Following the Merger, Catalyst Bank’s capital position is expected to remain strong with leverage and total risk-based capital ratios of approximately 10.4% and 15.4%, respectively. No additional capital will be needed by Catalyst to complete the transaction.

Brean Capital, LLC acted as financial advisor to Catalyst and Jones Walker LLP acted as its legal advisor in the transaction. Sheshunoff & Co Investment Banking acted as financial advisor to Lakeside and Fenimore Kay Harrison LLP acted as its legal advisor in the transaction.

An investor presentation with additional information will be attached as an exhibit to Form 8-K and filed with the Securities and Exchange Commission (“SEC”). Catalyst’s SEC filings are available under the Investor Relations menu option of Catalyst Bank’s website at www.catalystbank.com or through the SEC’s website at www.sec.gov.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $282.9 million in assets at December 31, 2025. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana since 1922. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bancorp and Catalyst Bank, visit www.catalystbank.com, or the website of the Securities and Exchange Commission, www.sec.gov.

About Lakeside

Lakeside Bancshares, Inc. is a Louisiana corporation and registered bank holding company for Lakeside Bank, its wholly-owned subsidiary. Lakeside Bank is a Louisiana banking corporation and began operations on July 10, 2010 as a full-service financial institution. In February 2018, Lakeside Bancshares, Inc. (OTC Markets: “LKSB”) was formed for the purpose of becoming the holding company of Lakeside Bank by a stock exchange.

Forward-looking Statements

This news release contains, and the officers and directors of Catalyst may from time to time make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties.

Catalyst cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements.  Such forward-looking statements include but are not limited to statements about the benefits of the proposed merger involving Catalyst and Lakeside, including future financial and operating results; statements about Catalyst’s plans, objectives, expectations and intentions; statements about the expected timing of completion of the proposed merger; and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite shareholder approvals; (ii) the risk that Catalyst may be unable to obtain governmental and regulatory approvals required to consummate the proposed merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to closing may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the proposed merger may not be fully realized or may take longer to realize than expected; (vii) disruption from the proposed merger making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) other factors which Catalyst discusses or refers to in its reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-k) and other subsequent filings with the SEC, which are available on Catalyst’s website or at the SEC’s website at www.sec.gov.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. Any forward-looking statement speaks only as of the date on which it is made, and except as required by law, Catalyst expressly disclaims any obligation to update its forward-looking statements whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Catalyst or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.